                                                                     Exhibit 3.2
                                                                     -----------
                          AMENDED AND RESTATED BYLAWS

                                       of

                             SYNBIOTICS CORPORATION
                           (a California corporation)


                                   ARTICLE I
                             DIRECTORS; MANAGEMENT
                             ---------------------

Section 1.   Powers; Standard of Care
             ------------------------

             (a) Subject to the provisions of the General Corporation Law of California, effective January 1, 1977 (to which the various Section numbers quoted herein relate) and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the Shareholders (Sec. 153) or by the outstanding shares (Sec. 152), the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

             (b) Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances (Sec. 309).

Section 2.   Number of Directors
             -------------------

             The authorized number of directors of the corporation shall be a minimum of five (5), and a maximum of nine (9), until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of shareholders of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the maximum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds (16-2/3) percent of the outstanding shares entitled to vote. The number of directors within the minimum to maximum range may be designated by the Board of Directors by resolution from time to time.

Section 3.   Election and Tenure of Office
             -----------------------------

             The directors shall be elected by ballot at the annual meeting of the Shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4.   Vacancies
             ---------

             Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual meeting of Shareholders or at a special meeting called

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

             for that purpose. The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of Directors.

             A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director, or if the Shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional Director so provided for, or in case the Shareholders fail at any time to elect the full number of authorized Directors.

             If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the Shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

             No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5.   Removal of Directors
             --------------------

             The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 6.   Notice, Place and Manner of Meetings
             ------------------------------------

             Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation in the State of California, unless some other place is designated in the notice of the meeting. No notice need be given of organization meetings or regular meetings held at the corporate offices at the time and date set forth herein. Notice shall be given of other meetings as herein provided. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Sec. 1500 of the Code by the Secretary or other Officer designated for that purpose.

Section 7.   Organization Meetings - Regular Meetings
             ----------------------------------------

             The organization meetings of the newly elected Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

             Other Regular Meetings
             ----------------------

             Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

             Time of Regular Meeting:  10:00 a.m.

             Date of regular Meeting:  First Thursday of April

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             If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.

Section 8.   Special Meetings - Notices
             --------------------------

             Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or the Secretary or by any two Directors, or by one Director if only one is provided.

             At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation, (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

Section 9.   Waivers
             -------

             When (i) all of the Directors are present at any organizational, regular or special meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting or (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10.  Sole Director Provided by Articles of Incorporation
             ---------------------------------------------------

             In the event only one Director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 11.  Directors Acting by Unanimous Written Consent
             ---------------------------------------------

             Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12.  Quorum
             ------

             A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid

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

             as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.  Notice of Adjournment
             ---------------------

             Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.  Compensation of Directors
             -------------------------

             Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

Section 15.  Committees
             ----------

             Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.

Section 16.  Advisory Directors
             ------------------

             The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17.  Resignations
             ------------

             Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


                                  ARTICLE II
                                   OFFICERS
                                   --------

Section 1.   Officers
             --------

             The Officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the

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             Board of Directors, one or more Vice Presidents, one or more
             Assistant Secretaries and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2.   Election
             --------

             The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.   Subordinate Officers, Etc.
             --------------------------

             The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.   Removal and Resignation
             -----------------------

             Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

             Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.   Vacancies
             ---------

             A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.   Chairman of the Board
             ---------------------

             The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7.   President
             ---------

             Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers

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             and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8.   Vice President
             --------------

             In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9.   Secretary
             ---------

             The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

             The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

             The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10.  Chief Financial Officer
             -----------------------

             This Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

             This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

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                                  ARTICLE III
                            SHAREHOLDERS' MEETINGS
                            ----------------------

Section 1.   Place of Meetings
             -----------------

             Meetings of the Shareholders shall be held at the principal executive office of the corporation, in the State of California, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.   Annual Meetings
             ---------------

             (a) The annual meeting of the Shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as may be determined each year by the Board of Directors.

             (b) At the annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
                  (C) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the Shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
                  (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the Shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the Shareholder,
                  (iv) any material interest of the Shareholder in such business and (v) any other information that is required to be provided by the Shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a Shareholder proposal. In addition to the foregoing, in order to include information with respect to a Shareholder proposal in the proxy statement and form of proxy for a Shareholders' meeting, Shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything

                                      -7-
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                  in these Bylaws to the contrary, no business shall be
                  conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 3.   Special Meetings
             ----------------

             Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (l/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

             Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty-five nor more than sixty days after the receipt of such request. If such notice is not given within twenty days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305(c).

Section 4.   Notice of Meetings; Reports, Adjournment
             ----------------------------------------

             Notice of meetings, annual or special, shall be given in writing not less than ten nor more than sixty days before the date of the meeting, to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his neglect or refusal, by any Director or Shareholder.

             Such notices or any reports shall be given personally or by mail or other means or written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

             Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (l) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

             If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

             Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

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

             Any meeting of Shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

Section 5.   Validation of Shareholders' Meetings
             ------------------------------------

             The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec. 601(e).

Section 6.   Shareholders Acting Without A Meeting - Directors
             -------------------------------------------------

             Any action which may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation, provided further that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603(d), as to vacancy created by death, resignation or other causes, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.   Other Actions Without A Meeting
             -------------------------------

             Unless otherwise provided in the GCL or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

             Unless the consents of all Shareholders entitled to vote have been solicited in writing,

             (1) Notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and

             (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

             Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

Section 8.   Quorum
             ------

             The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

             If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.   Voting Rights; Shareholder Nominations; Cumulative Voting
             ---------------------------------------------------------

             Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

             Subject to the rights of holders of any series of Preferred Stock, if any, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been received by the corporation, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (A) with respect to the election to be held at an annual meeting of Shareholders, ninety days prior to the date one year from the date of the immediately preceding annual meeting of Shareholders, and (B) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (A) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the Shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder, (D) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a Director of the corporation if so elected. The chairman of the meeting may in his discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

             Provided the candidate's name has been properly placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

             The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

             The Board of Directors may fix a time in the future not exceeding sixty days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 10.  Proxies
             -------

             Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11.  Organization
             ------------

             The President (or, should the President so elect in his discretion, the Chairman of the Board), or in the absence of the Chairman of the Board, the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the company shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.  Inspectors of Election
             ----------------------

             In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one or three as determined by a majority of the Shareholders represented at the meeting.

                                  ARTICLE IV
                      CERTIFICATES AND TRANSFER OF SHARES
                      -----------------------------------

Section 1.   Certificates for Shares
             -----------------------

             A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Section 2.   Transfer on the Books
             ---------------------

             Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.   Lost or Destroyed Certificates
             ------------------------------

             Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall if the Directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.   Transfer Agents and Registrars
             ------------------------------

             The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.   Closing Stock Transfer Books - Record Date
             ------------------------------------------

             In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.

             If no record date is fixed:

             (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

             (2) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

             (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 6.   Legend Condition
             ----------------

             In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.


                                   ARTICLE V
                   CORPORATE RECORDS AND REPORTS; INSPECTION
                   -----------------------------------------

Section 1.   Records
             -------

             The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2.   Inspection of Books and Records
             -------------------------------

             All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Sec. 1600 - 1602.

Section 3.   Certification and Inspection of Bylaws
             --------------------------------------

             The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the company, at all reasonable times during office hours, as provided in Sec. 213 of the Corporations Code.

Section 4.   Checks, Drafts, Etc.
             --------------------

             All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.   Contracts, Etc. - How Executed
             ------------------------------

             The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.


                                  ARTICLE VI
                                ANNUAL REPORTS
                                --------------

Section 1.   Due Date, Contents
             ------------------

             The Board of Directors shall cause an annual report or statement to be sent to the Shareholders of this corporation not later than 120 days after the close of the fiscal or calendar year in accordance with the provisions of Secs. 1500 - 1501. Such report shall be sent to Shareholders at least fifteen days prior to the annual meeting of Shareholders. Such report shall contain a balance sheet as of the end of the fiscal year, an income statement and a statement of changes in financial position for such fiscal year, accompanied by any report thereon of an independent accountant, or if there is no such report, a certificate of the Chief Financial Officer or President that such statements were prepared without audit of the books and records of the corporation.

Section 2.   Waiver
             ------

             The foregoing requirement of an annual report may be waived by the Board so long as this corporation shall have less than 100 Shareholders.


                                  ARTICLE VII
                             AMENDMENTS TO BYLAWS
                             --------------------

Section 1.   By Shareholders
             ---------------

             New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such Shareholders.

Section 2.   Powers of Directors
             -------------------

             Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, and the limitations of Sec. 204(a)(5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these Bylaws.

Section 3.   Record of Amendments
             --------------------

             Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.


                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

Section 1.   References to Code Sections
             ---------------------------

             "Sec." references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

Section 2.   Representation of Shares in Other Corporations
             ----------------------------------------------

             Except as provided in Sec. 703, shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3.   Subsidiary Corporations
             -----------------------

             Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined in Sec. 189 (a) and (b).

Section 4.   Indemnification of Agents of the Corporation; Purchase of Liability
             -------------------------------------------------------------------
             Insurance
             ---------

             (a) For the purposes of this Section 4, "agent" means any person who (i) is or was a director, officer, employee or other agent of the Corporation, (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, neither civil, criminal, administrative or investigative; and "expenses" included, without limitation, attorney's fees and any expenses of establishing a right to indemnification under paragraph (d) or (e)(3) of this Section 4.

             (b) The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

             (c) The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this paragraph (c):

                  (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

                  (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

                  (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

             (d) To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in paragraphs (b) or (c) above, or in defense of any claim, issue or matter therein, said agent shall be indemnified against expenses actually and reasonably incurred by said agent in connection therewith.

             (e) Except as provided in paragraph (d) above, any indemnification under this section shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in paragraph (b) or (c) above, by:

                  (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

                  (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

                  (3) approval by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting. For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

                  (4) the court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

             (f) Expenses incurred in defending any Proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

             (g) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

             (h) No indemnification or advance shall be made under this section, except as provided in paragraphs (d) or (e)(3) above, in any circumstance where it appears:

                  (1) that it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

                  (2) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

             (i) Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this section. The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

                  (1) if authorized in the Articles of Incorporation of the Corporation, any policy issued is limited to the extent provided by subdivision (d) of Section 204 of the California Corporations Code; or

                  (2)  (a)  the company issuing the insurance policy is
                            organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization;

                       (b) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy; and

                       (c) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

             (j) If this section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless have the power to indemnify each director, officer, employee or other agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this section that shall not have been invalidated or by any other applicable law.

             (k) Upon, and in the event of, a determination of the Board of Directors of the Corporation to do so, the Corporation is authorized to enter into indemnification agreements consistent with the provisions of this section with some or all of its directors, officers, employees and other agents.

             (1) The Corporation shall not retroactively repeal or amend this section or any provision hereof, or any other provision of these Bylaws relating to indemnification, in a way which adversely affects any right or protection under this section of an Indemnitee existing at the time of such repeal or amendment.

                          CERTIFICATE OF ADOPTION OF
                        AMENDED AND RESTATED BYLAWS OF
                            SYNBIOTICS CORPORATION


I, the undersigned, do hereby certify:

1.   That I am the duly elected and acting Secretary of Synbiotics Corporation;
     and

2. That the foregoing Amended and Restated Bylaws, comprising eighteen (19) pages including this page, constitutes the Bylaws of said corporation, and duly adopted and as amended from time to time by the Shareholders and the Board of Directors of said Corporation through February 9, 1998.

3. That the Bylaws of said corporation have not been further amended or modified since February 9, 1998.

IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of the corporation this 28th day of February, 1998.


/s/ Michael K. Green
-------------------------------
Michael K. Green
Secretary